LICENSE AGREEMENT

         THIS LICENSE AGREEMENT, made as of the 11th day of August, 2001, by and between Treasure Mountain Holdings, Inc., a Nevada corporation, hereinafter referred to as the "Company", and Tom Westlund, dba 23 Labs, hereinafter "Inventor".

         NOW THEREFORE, in consideration of the foregoing and the mutual covenants contained in this Agreement, the parties agree as follows:

2. The Inventor represent and warrants that he owns 100% of the right, title, and interest in and to an invention described as the "Java Stir", a plastic molded stir or swizzle stick with a sculpture coffee bean on one end attached to a 120mm stir shaft with a small circular 20mm diameter attached on the other end of stir shaft for advertising logos designed for novelty and brand appeal in coffee industry venues. The Inventor does hereby assign and grant to the Company a worldwide exclusive license to make, manufacture, sell, attach a trademark or trade name to, and to exercise incidents of ownership in and to all interests, proprietary rights, and improvement in and to said invention. The Inventor does hereby further agree to execute any and all necessary documents to perfect the Company's exclusive license within the territory hereinafter defined.

3. In consideration for the representations, warranties and assigned rights, the Company agrees to pay, upon execution hereof, to the Inventor, the sum of $500.00, and thereafter and during the term hereof, the Company agrees to pay to the Inventor 5% of gross revenues as a royalty for each 10,000 manufactured Java Stir sold by the Company or anyone by, through, or under the Company, whether or not such person or entity is acting under a sublicense agreement or as a retail or wholesale distributor for the Company.

4. The Company agrees that this licensing agreement is for total of 10 years, terminating August 2011. The Company may terminate this agreement after twelve months, or at any anniversary date thereafter. The Company agrees to pay a minimum royalty of $1,000 for each of the first two years, and $1,500 for each of the remaining years. Minimum royalty payments are due each year on the anniversary date of this agreement.

5. The territory of the license agreement granted hereunder is applicable to make, manufacture, sell, attach a trademark or trade name to, and to exercise incidents of ownership in and to all interests, proprietary rights, and improvement in and to said invention anywhere in the world except as may be specified in writing by the parties hereto.

6. The Company agrees to keep complete and accurate books o account and within 90 days after the end of each calendar quarter to deliver to the Inventor the royalty payment then due, together with a written report showing the basis of their calculation. Any royalty payments will accrue and be subtracted from the minimum royalty payment. The Company agrees that upon reasonable notice, the Inventor shall have access to such books of account as might be applicable for verifying the accuracy of payments made hereunder.

7.       The  Inventor  agrees  not  to  disclose  any  information,   technical
         know-how, etc., to any others during the terms of this agreement.

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8.       The Company shall include appropriate patent,  trademark,  or copyright marking on all licensed product and brochures sold or distributed by the company or sublicensee. The Company shall accept liability for licensed product, and may purchase and maintain liability insurance at their option. The Inventor shall be held harmless from any liability arising from purchase or sale of licensed product.

9. The Company agrees to maintain, pursue, and prosecute, i necessary, at its own expense, the protection of assigned rights, provided that such necessary action or prosecution is not a breach of representations and warranties made by the Inventor. Should Company not elect to proceed, then the Inventor shall have the right to prosecute an alleged infringement.

10. In the event that the Company or a successor of ownershi shall at any time default in fulfilling any of the material obligations or conditions hereof and such default is not reasonably cured within 90 days of written notification by Inventor to Company of such default, then this Agreement shall terminate, and all assigned rights shall revert to the Inventor and the Company shall duly account for and remit all payments then or thereafter accrued, including minimum royalty payment due for the year.

11. Should the Company at any time file a petition for bankruptcy or become insolvent, the Company shall give immediate written notice to the Inventor. The Inventor then shall have the right to terminate this agreement by giving written notice to the Company.

12. This agreement shall be assignable or right to sub-licen subject to the terms and conditions set forth in this Agreement. All Sub-License Agreements shall be in writing, and a signed copy shall be provided to the Inventor. Each Sub-License Agreement shall contain the provision that it shall terminate upon termination of this Agreement.

13. The Company hereby covenants and agrees it will use reasonable efforts to actively promote the use and sale of the Java Stir for the best interest of the Company, its shareholders, and the Inventor.

13 This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person, any rights or remedies under or by reason of this Agreement.

14. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and together shall constitute one document.

15. The parties to this Agreement hereby agree and affirm that none of the provisions herein is dependent upon the validity of any other provision, and if any part of this Agreement is deemed to be unenforceable, the remainder of the Agreement shall remain in full force and effect.

16. This Agreement shall be governed by the laws of the Stat of Utah. Any action to enforce the provisions of this Agreement shall be brought in a court of competent jurisdiction in the State of Utah and in on other place.

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17.      This Agreement may not be amended except by an instrumen in writing and signed on behalf of each of the parties hereto. No amendment shall be made which substantially and adversely changes the terms hereof.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement this _____day of August 2001.

                                    Treasure Mountain Holdings, Inc.



                                    By:_________________________
                                    President



                                    Inventor:

                                    /s/ Tom Westlund
                                    ------------------------
                                        Tom Westlund, dba 23 Labs
                                        4600 South Holladay Blvd.
                                        Holladay, UT 84117

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